NEWS	FONAR CORPORATION
For Immediate Release		The Inventor of MR Scanning™
Contact: Daniel Culver		An ISO 9001 Company
Director of Communications		Melville, New York 11747
E-mail: investor@fonar.com		Phone: (631) 694-2929
www.fonar.com		Fax: (631) 390-1709

FONAR Announces 3rd Quarter and Nine Months Financial Results for Fiscal 2016

  Third Quarter Fiscal 2016 Net Revenues increased 9% to $18.6 million versus the same period a year earlier.
  Third Quarter Fiscal 2016 Diluted Net Income Per Common Share Available to Common Stockholders increased 45% to $0.45 per share versus the same period a year earlier.
  At March 31, 2016 Cash and Cash Equivalents increased 39% to $13.1 million from $9.4 million at June 30, 2015.
  Third Quarter Fiscal 2016 Income from Operations increased 54% to $4.1 million versus the same period a year earlier.
  Third Quarter Fiscal 2016 Net Income increased 54% to $3.9 million versus the same period a year earlier.
  Company appoints Timothy R. Damadian as President and CEO of FONAR.
  Company announces date of annual shareholder’s meeting: June 13, 2016.

MELVILLE, NEW YORK, May 10, 2016 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its fiscal 2016 third quarter and nine-months results for the period ended March 31, 2016. FONAR, a leader in the MRI industry, is the first to manufacture an MRI (Magnetic Resonance Imaging) scanner. FONAR’s substantial list of patents include recent patents for its technology enabling full weight-bearing MRI imaging in all the gravity-sensitive regions of the human anatomy, especially the brain, extremities, and spine.

The Company’s two industry segments: HMCA, which manages 25 FONAR-equipped centers (all but one are equipped with UPRIGHT® Multi-Position™ MRIs); and the development, manufacturing and servicing of the FONAR scanners. Its premier MRI product, the FONAR UPRIGHT® Multi-Position™ MRI scanner, is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® Multi-Position™ MRI patents to scan all the patient’s body parts in their normal fully weight-bearing UPRIGHT® positions.

Statement of operation items

Net Revenues for the quarter ended March 31, 2016 increased 9% to $18.6 million as compared to $17.1 million for the corresponding quarter one year earlier.

Net Revenues for the nine-month period ended March 31, 2016 increased 5% to $54.6 million as compared to $52.2 million for the corresponding nine-month period one year earlier.

Net Income for the quarter ended March 31, 2016 increased 54% to $3.9 million as compared to $2.5 million for the corresponding quarter one year earlier.

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Net Income for the nine-month period ended March 31, 2016 increased 24% to $11.5 million as compared to $9.2 million for the corresponding nine-month period one year earlier.

Income from Operations for the quarter ended March 31, 2016 increased 54% to $4.1 million as compared to $2.7 million for the corresponding quarter one year earlier.

Income from Operations for the nine-month period ended March 31, 2016 increased 23% to $11.9 million as compared to $9.7 million for the corresponding nine-month period one year earlier.

Diluted net income per common share available to common shareholders for the quarter ended March 31, 2016 increased 45% to $0.45 as compared to $0.31 for the corresponding quarter one year earlier.

Diluted net income per common share available to common shareholders for the nine-month period ended March 31, 2016 increased 30% to $1.42 as compared to $1.09 for the corresponding nine-month period one year earlier.

Balance sheet items

Cash and cash equivalents increased 39% to $13.1 million at March 31, 2016, from $9.4 million at June 30, 2015.

Total current assets at March 31, 2016 were $50.9 million, as compared to $43.6 million at June 30, 2015.

Total assets at March 31, 2016 were $82.0 million, as compared to $76.5 million at June 30, 2015.

Total current liabilities at March 31, 2016 were $18.6 million, as compared to $18.8 million at June 30, 2015.

Total liabilities at March 31, 2016 were $23.9 million, as compared to $25.7 million at June 30, 2015.

Total stockholder’s equity at March 31, 2016 was $58.1 million, as compared to $50.8 million at June 30, 2015.

Significant Events

On February 8, 2016, The Company announced that Timothy R. Damadian was named President and Chief Executive Officer of FONAR Corporation.

Tim Damadian joined FONAR as a consultant in 2010, at which point FONAR embraced his vision and plan for improving the performance of FONAR’s management subsidiary, HMCA. Over the next five years FONAR’s revenue more than doubled (from $31.8 million for the year ending June 30, 2010 to $69.1 million for the year ending June 30, 2015) - an achievement primarily attributable to the success of HMCA. Over the same period Net (Loss) Income per Common Share went from ($0.61) to $2.00. (For more details visit: www.fonar.com/news/020816.htm)

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Raymond V. Damadian, the founder of FONAR Corporation continues his role as Chairman of the Board. Dr. Damadian founded FONAR in 1978 after making the key discovery that ushered in the MRI industry. Since then, the Company made many of the inventions used today on MRI scanners as well as manufacturing approximately 400 MRI scanners.

The Company will hold its annual meeting on June 13, 2016. Dr. Damadian has issued his annual shareholder letter which can be seen on the Company’s Web site at www.fonar.com/shareholder-letter.htm.

Management Discussion

Timothy R. Damadian, president and CEO of Fonar Corporation, said, “I am humbled by my appointment as president and CEO, and I look forward to serving the Company and its shareholders to the best of my ability.

“The financial results of this quarter are very good. Year-over-year comparisons show a 54% increase in Net Income. Also, our revenues and Net Income from our MRI management subsidiary, HMCA, show consistent, gradual growth.”

Mr. Damadian continued, “Although many MRI centers across the country are having a very difficult time dealing with ever-declining reimbursement rates, our centers have endured, even thrived, by increasing scan volume, which is largely attributable to the enormous appeal of the FONAR STAND-UP® MRI.

“Our goal for the future is to continue to increase profitability while maintaining a strong cash position. This can be achieved not only by improving profitability at existing centers but also by establishing new sites and through strategic acquisitions.”

Raymond V. Damadian, M.D., Chairman of FONAR Corporation, said, “I am very pleased with the seamless transition that has occurred for Timothy as he assumed the office of president and CEO. I am confident that he will guide FONAR to a sustained profitable future.

“A wonderful advantage of Timothy assuming primary management duties is my being able to focus on research into the important area of neck injury and its impact on brain health. The UPRIGHT® Multi-Position MRI is a marvelous scanner that is able to see the neck in its weight-bearing position. We often see patients’ neck problems missed by the recumbent-only MRI scanners. In addition, we have developed new technology for viewing the flow of cerebral spinal fluid (CSF) as it circulates in and around the brain. We are able to see CSF leakage and CSF pooling, and can often trace these problems to neck injuries. We can do all of this on our UPRIGHT® Multi-Position™ MRI (aka STAND-UP® MRI).

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About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s stellar product is the FONAR UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV.

FONAR has new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now due to this latest works-in-progress for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. The type of patient that will benefit from this technology includes those with various types of dementia such as former NFL quarterback Jim McMahon.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	March 31, 2016	June 30, 2015 *
Cash and cash equivalents	$13,147	$9,449
Accounts receivable – net	4,326	3,791
Accounts receivable - related party	30	—
Medical receivable – net	10,097	9,082
Management and other fees receivable – net	15,901	14,058
Management and other fees receivable – related medical practices – net	4,059	3,507
Costs and estimated earnings in excess of billing on uncompleted contracts	279	682
Inventories	2,234	2,192
Prepaid expenses and other current assets	834	860
Total Current Assets	50,907	43,621
Deferred income tax asset	8,423	8,423
Property and equipment – net	11,877	12,901
Goodwill	1,767	1,767
Other intangible assets – net	8,066	8,950
Other assets	972	830
Total Assets	$82,012	$76,492

*Condensed from audited financial statements.

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FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2016	June 30, 2015 *
Current Liabilities:
Current portion of long-term debt and capital leases	$2,455	$2,490
Accounts payable	1,345	1,783
Other current liabilities	8,638	8,253
Unearned revenue on service contracts	4,350	4,187
Unearned revenue on service contracts - related party	28	—
Customer advances	1,511	1,938
Billings in excess of costs and estimated earnings on uncompleted contracts	255	142
Total Current Liabilities	18,582	18,793
Long-Term Liabilities:
Deferred income tax liability	510	510
Due to related medical practices	237	237
Long-term debt and capital leases, less current portion	3,863	5,699
Other liabilities	718	469
Total Long-Term Liabilities	5,328	6,915
Total Liabilities	23,910	25,708

*Condensed from audited financial statements.

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FONAR CORPORATION AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	March 31, 2016	June 30, 2015 *
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2016 and June 30, 2015, 313 issued and outstanding at March 31, 2016 and June 30, 2015	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2016 and June 30, 2015, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2016 and June 30, 2015, 6,062 issued at March 31, 2016 and June 30, 2015; 6,051 outstanding at March 31, 2016 and June 30, 2015	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at March 31, 2016 and June 30, 2015, .146 issued and outstanding at March 31, 2016 and June 30, 2015	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2016 and June 30, 2015, 383 issued and outstanding at March 31, 2016 and June 30, 2015	—	—
Paid-in capital in excess of par value	175,448	175,448
Accumulated deficit	(126,989)	(136,349)
Notes receivable from employee stockholders	(26)	(32)
Treasury stock, at cost - 12 shares of common stock at March 31, 2016 and June 30, 2015	(675)	(675)
Total Fonar Corporation Stockholder Equity	47,759	38,393
Noncontrolling interests	10,343	12,391
Total Stockholders' Equity	58,102	50,784
Total Liabilities and Stockholders' Equity	$82,012	$76,492

*Condensed from audited financial statements.

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FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

 (UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31
REVENUES	2016	2015
Product sales – net	$20	$160
Service and repair fees – net	2,406	2,299
Service and repair fees – related parties - net	27	27
Patient fee revenue, net of contractual allowances and discounts	8,695	7,284
Provision for bad debts for patient fee	(3,830)	(3,201)
Management and other fees – net	9,394	8,653
Management and other fees – related medical practices – net	1,907	1,874
Total Revenues – Net	18,619	17,096
COSTS AND EXPENSES
Costs related to product sales	263	352
Costs related to service and repair fees	552	630
Costs related to service and repair fees – related parties	6	7
Costs related to patient fee revenue	2,549	2,044
Costs related to management and other fees	5,649	5,285
Costs related to management and other fees – related medical practices	1,045	1,284
Research and development	395	360
Selling, general and administrative	4,533	3,706
Provision for bad debts	(470)	762
Total Costs and Expenses	14,522	14,430
Income From Operations	4,097	2,666
Interest Expense	(127)	(169)
Investment Income	56	52
Income Before Provision for Income Taxes and Noncontrolling Interests	4,026	2,549
Provision for Income Taxes	145	30
Net Income	3,881	2,519
Net Income - Noncontrolling Interests	(876)	(500)
Net Income - Controlling Interests	$3,005	$2,019
Net Income Available to Common Stockholders	$2,810	$1,888
Net Income Available to Class A Non-Voting Preferred Stockholders	$145	$98
Net Income Available to Class C Common Stockholders	$50	$33
Basic Net Income Per Common Share Available to Common Stockholders	$0.46	$0.31
Diluted Net Income Per Common Share Available to Common Stockholders	$0.45	$0.31
Basic and Diluted Income Per Share-Class C Common	$0.13	$0.09
Weighted Average Basic Shares Outstanding-Common Stockholders	6,050	6,050
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,178	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

See accompanying notes to condensed consolidated financial statements.

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FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
REVENUES	2016	2015
Product sales – net	$780	$1,806
Service and repair fees – net	6,970	7,288
Service and repair fees – related parties - net	83	83
Patient fee revenue, net of contractual allowances and discounts	24,596	20,700
Provision for bad debts for patient fee	(10,608)	(9,244)
Management and other fees – net	27,180	26,004
Management and other fees – related medical practices – net	5,598	5,536
Total Revenues – Net	54,599	52,173
COSTS AND EXPENSES
Costs related to product sales	939	1,674
Costs related to service and repair fees	1,542	1,611
Costs related to service and repair fees - related parties	18	18
Costs related to patient fee revenue	7,015	5,845
Costs related to management and other fees	16,664	15,665
Costs related to management and other fees – related medical practices	3,116	3,893
Research and development	1,243	1,116
Selling, general and administrative	12,425	11,108
Provision for bad debts	(300)	1,540
Total Costs and Expenses	42,662	42,470
Income From Operations	11,937	9,703
Interest Expense	(416)	(545)
Investment Income	164	173
Other Income (Expense)	1	(2)
Income Before Provision for Income Taxes and Noncontrolling Interests	11,686	9,329
Provision for Income Taxes	235	99
Net Income	11,451	9,230
Net Income - Noncontrolling Interests	(2,091)	(2,018)
Net Income - Controlling Interests	$9,360	$7,212
Net Income Available to Common Stockholders	$8,752	$6,743
Net Income Available to Class A Non-voting Preferred Stockholders	$453	$350
Net Income Available to Class C Common Stockholders	$155	$119
Basic Net Income Per Common Share Available to Common Stockholders	$1.45	$1.11
Diluted Net Income Per Common Share Available to Common Stockholders	$1.42	$1.09
Basic and Diluted Income Per Share-Class C Common	$0.40	$0.31
Weighted Average Basic Shares Outstanding – Common Stockholders	6,050	6,050
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,178	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

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